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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Mike Wise
(952) 259-6700
mwise@netradio.com

Jeff Hanson or Laura Anders
Fleishman-Hillard for NetRadio
(612) 337-0354
andersl@fleishman.com
hansonj@fleishman.com


               NETRADIO CORPORATION ANNOUNCES STRATEGIC INVESTMENT
                    TRANSACTION WITH THE ADVISORY BOARD, INC.

MINNEAPOLIS - (August 30, 2001) - NetRadio Corporation (Nasdaq:NETRC) announced today that Navarre Corporation and ValueVision International, Inc. signed a definitive agreement to sell the shares of NetRadio Corporation held by them, representing approximately 60% of the outstanding shares of NetRadio to The Advisory Board, Inc., a New York-based media company, at a price of $1.05 per share.

In connection with this transaction, Navarre also agreed to sell a promissory note representing outstanding indebtedness owed to it by NetRadio in the amount of approximately $3.1 million to The Advisory Board, Inc. for $1.1 million in cash, and The Advisory Board, Inc. and NetRadio agreed to convert this promissory note into shares of common stock of NetRadio. In addition, in connection with the transaction, investors of the Advisory Board, Inc. have agreed to purchase up to $10 million worth of shares of a newly created convertible preferred stock of NetRadio in amounts sufficient for NetRadio to maintain a cash balance of $7 million, which NetRadio expects will facilitate its compliance with The Nasdaq SmallCap Market continued listing standards.

The transaction is subject to normal conditions of closing, including NetRadio shareholder approval of the issuance of stock upon conversion of its outstanding indebtedness and amending its articles of incorporation to complete the transaction.

"The transaction provides additional cash resources to the company at a critical period in NetRadio's development. The funding will assist the company with its Nasdaq listing

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qualifications, as well as support strategic initiatives to build a revenue generating business," said Eric Paulson, NetRadio's chairman of the board.

NetRadio anticipates that upon closing of the transaction it will make a public filing showing that NetRadio has $7 million of net tangible assets as required by the Nasdaq Listing Qualifications Hearing Panel. NetRadio is requesting an extension of the August 31, 2001 deadline set by the Nasdaq Listing Qualifications Panel to meet this requirement, however, there can be no assurance Nasdaq will provide an extension. In the event that Nasdaq provides NetRadio with an extension, it will continue to be listed on The Nasdaq SmallCap Market. In addition, there can also be no assurance that NetRadio will be able to satisfy The Nasdaq SmallCap Market's maintenance requirements on a continuing basis.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Any forward looking statements contained in this press release reflect management's current expectations or beliefs and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. NetRadio cautions readers that future actual results could differ materially from those in any forward-looking statements depending on the outcome of certain factors. Any such forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, our ability to generate revenue from a new and unproven business model, the incurrence of operating losses, the necessity to obtain additional financing to achieve our strategic business objectives, the fluctuation of advertising and subscription revenues, continued of NetRadio's common stock on the Nasdaq SmallCap Market, our ability to expand our technical capacity, competition, and other risks and uncertainties, including those described from time to time in NetRadio's reports filed with the Securities and Exchange Commission. Except as required by applicable law, NetRadio undertakes no obligation to update or revise any such forward-looking statements.







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